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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004 relating to the financial statements and financial statement schedules, which appears in Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading 'Experts' in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP


New York, NY
November 3, 2004